Exhibit 10.25.1

NEW EMPLOYEE INDUCEMENT GRANT STOCK OPTION AGREEMENT

TO:  Leonard Perham (the “Optionee”):

MoSys, Inc., a Delaware corporation (the “Company”), hereby grants to Optionee an option (“Option”) to purchase a total of Eight Hundred Thousand (800,000) shares of Common Stock, $0.01 par value per share (“Shares”), of the Company, at the price set forth herein.

DEFINITIONS FOR CERTAIN DEFINED TERMS ARE AS FOLLOWS:

“Agreement” means this Stock Option Incentive Grant Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Committee” means the Compensation Committee of the Board of Directors.

“Consultant” means any independent contractor retained to perform services for the Company or a Subsidiary.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company, a Parent, or any Subsidiary. Continuous Service shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company.

“Corporate Transaction” means:

(a)  an acquisition after the Grant Date by an individual, an entity or a group in one or more related transactions (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders) of beneficial ownership of 45 percent or more of the Company’s common stock or voting securities; or

(b)  consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) after the Grant Date, other than a Business Combination in which (A) the stockholders of the Company receive beneficial ownership of 50 percent or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not have beneficial ownership of 45 percent or more of the stock of the resulting corporation or other entity immediately before the Business Combination has beneficial ownership of 45 percent or more of the stock of such resulting corporation or other entity.

For this purpose, “beneficial ownership” refers to ownership of a security, directly or indirectly, by any person or entity who through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which include the power to dispose, or to direct the disposition of, such security, and shall be determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Director” means a director of the Company.

“Employee” means any person, including officers (whether or not they are directors), employed by the Company, a Parent or any Subsidiary.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Fair Market Value” of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global Market (or on any other national securities exchange or other established market on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

“Grant Date” means, with respect to the Option, November 8, 2007.

“Non-Employee Director” means a Director of the Company who qualifies as a Non-Employee Director as such term is defined in Section 240.16b-3(b)(3) of the General Rules and Regulations promulgated under the Exchange Act.

“Parent” means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(e) of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Parent or Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of a Parent or Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Parent or Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Parent or Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of a Parent or Subsidiary, but excluding any such termination where there is a simultaneous re-

engagement of the Consultant by the Company or a Parent or Subsidiary; and (c) in the case of a Director, a cessation of the Director’s service on the Board of Directors for any reason, including, for example, but not by way of limitation, a termination by resignation, removal, death, disability, expiration of the term of directorship, but excluding any such termination where there is a simultaneous reemployment by the Company or a Parent or Subsidiary.

THE DETAILS OF YOUR OPTION ARE AS FOLLOWS:

1.             Nature Of The Option

The Option is intended to be a “Nonstatutory Stock Option” subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

The Option Price is $5.61 for each Share.

2.             Vesting And Exercise Of Option

(a)  During the term of this Option, it will vest and become exercisable while the Optionee remains in Continuous Service (except as otherwise provided in this Section 2) as to 1/24 of the Shares at the end of each successive calendar month following the Grant Date (with November 30, 2007 being the first such date); provided that in the event of a Corporate Transaction, this Option automatically will vest and become exercisable in full immediately prior to the consummation of the Corporate Transaction.

(b)  In the event of the Optionee’s death, disability or other termination of employment, the Option shall be exercisable in the manner and to the extent provided below:

(i)  Termination of Status as Employee, Director or Consultant.  If the Optionee’s Continuous Service shall cease for any reason other than permanent and total disability or death, the Optionee may, but only within 90 days after the date of Termination of Service, exercise the Option to the extent that the Optionee was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Term (as defined in Section 6) of the Option.

(ii)  Disability of the Optionee.  If the Optionee’s Continuous Service shall cease due to disability, and the Optionee was in Continuous Service as an Employee, Director or Consultant from the Grant Date until the date of Termination of Service, the Option may be exercised at any time within 12 months following the date of Termination of Service, but only to the extent that the Optionee was entitled to exercise the Option at the time of Termination of Service, subject to the condition that no option shall be exercised after the expiration of the Term of the Option.

(iii)  Death of the Optionee.  In the event of the death of the Optionee during the Term of the Option while the Optionee is an Employee, Non-Employee Director or Consultant and in Continuous Service from the Grant Date until the date of death, the Option may be exercised at any time within six months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent that the Optionee would have been entitled to exercise the Option at the date of death, subject to the condition that no option shall be exercised after the expiration of the Term of the Option.

(c)  No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment of the number of Shares covered by the Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

(d)  In order to exercise any portion of this Option that has vested, the Optionee shall notify the Company in writing of the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I.  The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee. Or, the optionee shall notify the Company through his broker if he chooses to exercises the Option through a brokerage firm.

3.             Non-Transferability Of Option

As approved by the Committee, any vested portion of the Option may be transferred by the Optionee through a gift or domestic relations order in settlement of marital property rights to the following donees or transferees:

(a)  any “family member,” which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relations, and any person sharing the employee’s household (other than a tenant or employee);

(b)  a trust in which “family members” have more than 50% of the beneficial interest;

(c)  a foundation in which “family members” or the employee control the management of assets; and

(d)  any other entity in which the “family members” (or the employee) own more than 50% of the voting interests;

provided that (x) there may be no consideration for any such transfer, (y) this Agreement, and any amendment hereto, must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 3, and (z) subsequent transfers of the Option or transferred portion shall be prohibited except transfers effected in accordance with this Section 3.  Following the transfer, the Option or transferred portion shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Optionee” shall be deemed to refer to the transferee in lieu of or in addition to the transferor. Any Termination of Service of the Optionee shall be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in this Agreement.

Otherwise, this Option may be transferred only by will or by the law of descent and distribution.  The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

4.             Method Of Payment

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)  cash;

(b)  check, cashier’s check, certified check or wire transfer;

(c)  in the event there exists a public market for the Company’s Common Stock on the date of exercise, by delivery of a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such Shares to the broker; or

(d)  in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock.  In this case payment shall be made as follows:

(i)  the Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of Common Stock the Optionee intends to surrender upon the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the closing price per share of the Common Stock of the Company, as reported on the NASDAQ Global Market (or on any other national securities exchange or other established market on which the Common Stock is then listed), on the last business day immediately preceding the date of exercise of the Option, as determined by the Committee;

(ii)  fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph i above;

(iii)  the written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of shares of Common Stock set forth in the notice, and the certificate(s) representing said shares shall be delivered to the Company at its principal offices within three working days from the date of the notice of exercise;

(iv)  the Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the shares of Common Stock represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

(v)  notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Exchange Act, as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

(vi)  the Optionee may elect to pay the exercise price by authorizing a third party to sell Shares subject to the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

5.             Adjustments Upon Changes In Capitalization

(a)  Recapitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option and the per share exercise price of the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)  Corporate Transaction.  In the event of a proposed Corporate Transaction, the Board of Directors shall notify the Optionee at least 10 calendar days prior to such proposed Corporate Transaction.  To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed Corporate Transaction (but subsequent to the full vesting acceleration provided in Section 2(a)), unless the Option is assumed or an equivalent option is substituted by the successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this subsection, the Option shall be considered assumed if, following the Corporate Transaction, the Option confers the right to purchase, for each Share subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Option held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent or subsidiary, the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share subject to the Option to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by the Company’s holders of Common Stock in the Corporate Transaction.

6.             Term Of Option

This Option may not be exercised more than seven years from the date of grant of this Option (the “Term”), as set forth below, and may be exercised during such term only in accordance with  the terms of this Option.

7.             Not Employment Contract

Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or other service with the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company (or any Parent or Subsidiary), which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.  This is not an employment contract.

8.             Income Tax Withholding

(a)  Whenever Shares are issued or to be issued pursuant to the Option, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. However, in such cases the Optionee may elect, subject to the approval of the Board of Directors, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. The Optionee may only elect to have shares withheld having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Board of Directors deems appropriate.

In the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

(b)  At such time as the Optionee is required to pay to the Company an amount with respect to tax withholding obligations as set forth in Section 8(a), the Optionee may elect prior to the date the amount of such withholding tax is determined to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related FICA obligation) applicable to the Optionee and the particular transaction in accordance with the provisions of Section 8(a).

(c)  Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option shall be the sole responsibility of the Optionee.

9.             Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to the Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or public trading market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

10.          Notices and Other Communications.

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Optionee, at his residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer or Secretary, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

Dated as of the 28th day of November 2007.

MOSYS, INC.

By:	/s/ Mehdi Bathaee
Its:	Chief Operating Officer

ACKNOWLEDGEMENT BY OPTIONEE

The Optionee acknowledges receipt of copies of the Agreement and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Agreement.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Agreement.

/s/ Leonard Perham
Optionee

Date: December 4, 2007

[CONSENT OF SPOUSE/DOMESTIC PARTNER

I, ___________________________, spouse/domestic partner of the Optionee who executed the foregoing Agreement, hereby agree that my spouse’s/domestic partner’s interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement’s terms.  I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns.  I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

]
Spouse/Domestic Partner

APPENDIX I

MOSYS, INC.

NOTICE OF EXERCISE OF STOCK OPTION

I _____________________________________ (print legibly) hereby elect to exercise the following stock options(s) granted to me by MOSYS, INC. (the “Company”).  All shares being purchased are fully vested and exercisable pursuant to Section 3 of the listed Option Agreement.

1. ____________ Shares at $ ____________ per share (Grant date): ____________ )

2. ____________ Shares at $ ____________ per share (Grant date): ____________ )

3. ____________ Shares at $ ____________ per share (Grant date): ____________ )

4. ____________ Shares at $ ____________ per share (Grant date): ____________ )

Cash exercise in the amount of $ ____________________

Shares should be issued to me as follows:

                Name: ________________________________________________

If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box.  If we receive no designation, the shares will be designated as Joint Tenants.

                                                ________ Joint Tenants                                                                                                                                                                                                            ________ Community Property

                                                ________ Tenants in Common                                                                                                                                                                          ________ Tenancy by Entirety

Verification by__________________________________________Stock Administration

Certificate to be delivered to (complete item 1 or 2 below)

1.               Employee ________                                                         Home Address:    __________________________________________________________

                                                                                                                                                                                                                                                                                                __________________________________________________________

2.               (Insert Name of Second Broker)  ________________________________________________

                                                Acct #:  ________________________________________________

                Contact Name & Number: ________________________________________________

Signature: ________________________________________ Date: ________________________________________

Social Security No.: ___________________________________________

[For Company Use Only]

As of the date set forth above, the above named person has the vested right to exercise the number of shares set forth above.

Date: ____________________________                                                            ____________________________________________

Amount due Company: $ ____________

MoSys, Inc.
755 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 731-1800
Attn: Stock Administration